Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Corporation Revenue Estimates Incorrectly Reported

Due to Third-Party Error

PORT WASHINGTON, N.Y., February 7, 2014 -- ACETO Corporation (Nasdaq:ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, announced today that financial media outlets are misreporting that the Company missed revenue forecasts by $30.5 million. In fact, second quarter revenues increased 2.2% over the prior year period to $116.5 million. This was $2.7 million below the correct estimate as opposed to the incorrect $30.5 million reported. Earnings of $0.24 per share were in line with estimates and an increase of 41% over last year’s comparable quarter. The Company is working with Thomson Reuters which expects to correct its acknowledged error within 24-48 hours.

ABOUT ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO's global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.  ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report or Form 10-K for the fiscal year ended June 30, 2013 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:

LHA
Jody Burfening
jburfening@lhai.com

(212) 838-3777